Exhibit 99.1

Liberator, Inc. Announces Launch of New Pop Art Décor Wedge

Liberator “Mustache Ride” Hits the Market as Fun and Quirky Play on the Popular Term

ATLANTA, GA, January 24, 2012 – Liberator, Inc. (OTCBB/OTCQB: LUVU), a dynamic high-growth and vertically integrated company capitalizing on the emerging sexual wellness revolution through the worldwide marketing of the Liberator® brand, today announced it is launching the fun and quirky Mustache Ride as part of its Décor line, which provides all the support of traditional Liberator shapes in stylish designs and colors.

The pop art Mustache Ride is engineered as a stylish twist on the popular Liberator Wedge®. It has all the comfort of the signature Liberator foam core in a luxurious black faux leather cover that easily wipes clean with just soap and water. At twenty-four inches wide, twelve inches long, and seven inches high the Mustache Ride gives fully supported lift to enhance various sexual positions and enhance intimacy while encouraging exploration.

“The Mustache Ride is just a fun little piece with a great sense of humor, and adding a little levity to the bedroom is a good thing,” said Michael Kane, Chief Marketing Officer for Liberator, Inc. “This piece is a quirky display pillow sure to start a conversation, but it also gives the lift and support for great angles and great sex that Liberator is known for.”

The Mustache Ride is hand crafted by sewing artisans in the Liberator facility in Atlanta, Georgia with a suggested retail price of $79. For more information and specifics about the Mustache Ride, please call Liberator at 1.866.542.7283 or visit:

http://www.liberator.com/eng/product/mustache-ride/12747.

For more information, images, or interviews, please contact Michael Kane, Chief Marketing Officer for Liberator at 770.246.6421 or:

michael.kane@oneupinnovations.com.

About Liberator, Inc.

Liberator, Inc. is a dynamic high-growth and vertically integrated public company capitalizing on the emerging sexual wellness revolution through the worldwide marketing of the Liberator® line of products, the luxury and lovestyle brand that celebrates intimacy by inspiring romantic imagination. Established with the conviction that sensual pleasure and fulfillment are essential to a well-lived life, Liberator Bedroom Adventure Gear® empowers exploration, fantasy and the communication of desire, for persons of all shapes, sizes and abilities. Products include Liberator shapes and positioning systems, pleasure objects, and sensual accessories. Liberator, Inc. is currently housed in a 140,000 square foot vertically integrated manufacturing facility in a suburb of Atlanta, Georgia. Liberator, Inc. has over 100 employees, with products being sold directly to consumers and through hundreds of domestic resellers, on-line affiliates and six international licensees. The company is known for cutting-edge advertising and product branding. Since inception in 2002, Liberator has sold over $60 million of branded Liberator products.

Liberator operates an online retail e-commerce website at: www.Liberator.com and can be followed on Twitter at: www.twitter.com/Liberator.

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements that reflect the company’s current expectations and projections about future results, performance, prospects and opportunities. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that may cause actual results, performance, prospects or opportunities to be materially different from those expressed in, or implied by, such forward looking statements. You should not place undue reliance on any forward-looking statements. Except as required by federal securities law, the company assumes no obligation to update publicly or to revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available, new events occur or circumstances change in the future.

Company Contact:

Liberator, Inc.

Ronald Scott, Chief Financial Officer

770-246-6426

ron.scott@Liberator.com

Financial Communications Contact:

Trilogy Capital Partners

Darren Minton, President

Toll-free: (800) 592-6067

Email: info@trilogy-capital.com